Exhibit 5.1

Addressee: Austerlitz Acquisition Corporation I, a Cayman Islands exempted company (“Austerlitz”)

6 August 2021	Our Ref: 8056-003

Dear Sirs/Madams,

RE: Wynn Interactive Limited (referred to as WBET in the Registration Statement (as defined below))

We have acted as special counsel in Bermuda to Austerlitz in connection with the preparation and filing by Austerlitz of an amendment No.1 to the registration statement on Form S-4, to be filed by Austerlitz with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”) on or about 9 August 2021 (the “Registration Statement”). Capitalised terms not otherwise defined in this opinion shall have the meaning given to them in the Registration Statement.

The Registration Statement relates to, inter alia, the offer and issue of securities of WBET, totalling up to 398,571,430 WBET Class A Shares, 300,000,000 WBET Class V Shares and 27,783,333 WBET Warrants (collectively the “Securities”), in connection with the Merger following the proposed Domestication.

For the purpose of giving this opinion, we have examined and relied upon the documents set out in Schedule 1 hereto (the “Documents”) and such other documents and made such enquires as to questions of Bermuda law as we have deemed necessary in order to give the opinions below.

Assumptions

We have assumed for the purposes of this opinion:

a.	the capacity, power and authority of each party to make, execute and issue each Document to which it is a party and perform its obligations under such Documents;

b.	the genuineness and authenticity of all signatures on all Documents which we have examined;

c.

the authenticity of all Documents submitted to us as originals, and the conformity to authentic originals of all Documents produced to us as copies of such Documents and the conformity to authentic original documents of all Documents and other documentation submitted to us as certified, conformed, notarised, faxed or photostatic copies;

d.	that each of the Documents which was received by electronic means is complete, intact and in conformity with the transmission as sent;

e.	there will be no material change to the form or content of the Documents provided to us;

f.	the Required Austerlitz Approvals will be validly obtained and will remain in full force and effect and will not be rescinded;

g.

the Domestication, including the adoption of the WBET Memorandum of Continuance and the WBET Bye-Laws, and the issuance by the Bermuda Registrar of Companies of the relevant Certificate of Continuance, will be effected in accordance with its terms and WBET will, at the time of issue of the Securities, be in good standing (meaning solely that WBET has not failed to make any filing with any Bermuda governmental authority or to pay any Bermuda government fee or tax which would make it liable to be struck off the Register of Companies and thereby cease to exist under the laws of Bermuda);

h.	the Business Combination Agreement has been duly entered into and executed in accordance with its terms;

i.

the accuracy and completeness of all factual representations contained in Documents (except insofar as they are statements of Bermuda law and except in so far as they are opinion statements, for example a representation that a party has power and authority to sign) and other documents reviewed by us;

j.

that the signed minutes of the relevant meeting of the Austerlitz Board at which the Austerlitz Board Resolutions were passed, once such minutes are approved by the Austerlitz Board, will be in substantially the same form as the draft minutes we have examined, and the resolutions contained in the Austerlitz Board Resolutions accurately record the resolutions passed by the meeting of the Austerlitz Board, remain in full force and effect and have not been rescinded or amended;

k.

that there is no provision of any jurisdiction, other than Bermuda, which would have any implication in relation to the opinions expressed in this opinion letter and that, in so far as any obligation under, or action to be taken in connection with the offering and exchange of the Securities pursuant to the Business Combination Agreement, is required to be performed or taken in any jurisdiction outside Bermuda, the performance of such obligation or the taking of such action will not be unlawful by virtue of the laws of that jurisdiction; and

l.

that on the date of entering into the Business Combination Agreement Austerlitz was, and after entering into the Business Combination Agreement will be, able to pay its liabilities as they become due (including without limitation on the date WBET issues the Securities).

Opinions

Based upon and subject to the foregoing, and further subject to the reservations set out below and to any matters not disclosed to us, we are of the opinion that:

1.

Following the Domestication (including without limitation the adoption of the WBET Memorandum of Continuance and the issuance of the relevant certificate of continuance by the Bermuda Registrar of Companies), WBET will be duly incorporated with limited liability and validly existing under the laws of Bermuda and will possess the capacity to sue and be sued in its own name.

2.

Following the Domestication (including without limitation the adoption of the WBET Memorandum of Continuance and the issuance of the relevant certificate of continuance by the Bermuda Registrar of Companies) and the Merger, the WBET Class A Shares and WBET Class V Shares will be duly authorised, and, when validly issued, will constitute fully paid up and non-assessable common shares of WBET.

3.

Following the Domestication (including without limitation the adoption of the WBET Memorandum of Continuance and the issuance of the relevant certificate of continuance by the Bermuda Registrar of Companies) and the Merger, the WBET Warrants will be duly authorised, and, when validly issued, will convert into fully paid and non-assessable WBET Class A Shares of WBET.

Reservations

The opinions expressed above are subject to the following reservations:

1.

Given this opinion is required to be issued prior to the Domestication and Merger becoming effective, we are unable to conduct complete and accurate searches of the public records of WBET on file with, and available for inspection at the Registrar of Companies in Hamilton, Bermuda (including without limitation the public register of mortgages and charges) or public records of proceedings on file with, and available for inspection in the Supreme Court Cause Book at, the Registry of the Supreme Court of Bermuda. For the same reasons, we are unable to obtain a certificate of compliance from the Bermuda Registrar of Companies in respect of WBET.

2.

We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than Bermuda. This opinion is to be governed by and construed in accordance with the laws of Bermuda and is limited to and is given on the basis of the current law and practice in Bermuda.

3.

Any reference in this opinion to common shares being “non-assessable” shall mean, in relation to fully-paid common shares and subject to any contrary provision in any agreement between WBET and the holder of the common shares, that no shareholder shall be obliged, in respect of those common shares, to contribute further amounts to the capital of WBET, either in order to complete payment for those shares, to satisfy claims of creditors of WBET, or otherwise.

4.

This opinion is issued in connection with the filing by Austerlitz of the Registration Statement with the Securities and Exchange Commission for the purposes of registering the Securities under the Securities Act. We consent to the filing of this opinion as an exhibit to the Registration Statement and to the statements with respect to our name wherever it appears in the Registration Statement and in any amendment or supplement to the Registration Statement. In giving this consent, we do not admit that we are an “expert” within the meaning of the Securities Act.

5.

This opinion is addressed to you solely for your benefit and the benefit of your permitted assignees and is (save as set out above) neither to be transmitted to any other person, nor relied upon by any other person or for any other purpose nor quoted or referred to in any public document nor filed with any governmental agency or person, without our prior written consent.

6.

This opinion speaks as of its date and is strictly limited to the matters stated herein and we assume no obligation to review or update this opinion if applicable law or the existing circumstances should change.

Yours faithfully,

/s/ ASW Law Limited

ASW Law Limited

SCHEDULE 1

LIST OF DOCUMENTS EXAMINED

(i)	An electronic copy of the Registration Statement dated 24 June 2021, in the form filed with the Securities and Exchange Commission.

(ii)	An electronic copy of the amendment No.1 to the Registration Statement dated 4 August 2021, substantially in the form to be filed with the Securities and Exchange Commission.

(iii)	Certified extracts of draft minutes of the Austerlitz Board meeting of 5 May 2021 at which the Austerlitz Board Resolutions were passed.

(iv)	An electronic copy of the Business Combination Agreement, as contained in the Registration Statement.

(v)	An electronic copy of the Register of Directors and Officers in respect of Austerlitz.

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